Exhibit 5.1

LATHAM & WATKINS LLP
December 10, 2007
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File No. 036646-0003

K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171

Re:	Registration Statement No. 333-144894; 6,000,000 shares of Common Stock, par value $0.0001 per share
Ladies and Gentlemen:
     We have acted as special counsel to K12 Inc., a Delaware corporation (the “Company”), in connection with the proposed sale of up to 6,000,000 shares of common stock, $0.0001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2007 (File No. 333-144894), as amended, (the “Registration Statement”). The Shares include (i) a total of 4,450,000 shares offered by the Company (the “Company Shares”) and (ii) a total of 1,550,000 shares (the “Secondary Shares”) offered by the selling stockholders listed in the selling stockholders’ table of the Registration Statement (the “Selling Stockholders”); and (iii) up to 900,000 shares, subject to the underwriters’ over allotment option (the “Option Shares” and together with the Secondary Shares, the “Selling Stockholder Shares”), offered by the Selling Stockholders. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

December 10, 2007

LATHAM & WATKINS LLP
     1. When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable.
     2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable.
     In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ LATHAM & WATKINS LLP